Exhibit 99.1

Silver Spring Networks Reports First Quarter 2015 Financial Results

18% Year-over-Year Growth in Non-GAAP Gross Profit

60% Top-Line Growth in New Solutions

Record Managed Services and SaaS Top-Line

Five New International Signings

Redwood City, CA – May 7, 2015 – Silver Spring Networks, Inc. (NYSE: SSNI) today announced financial results for its first quarter ended March 31, 2015.

First Quarter Results (all comparisons made are against the prior year period, unless otherwise stated)

•	Non-GAAP revenue for the first quarter was $63.1 million, down 12%.

•	GAAP revenue was $144 million, up 225%.

•	Non-GAAP gross margin was 40.3%, as compared with 30% a year ago.

•	GAAP gross margin was 50% as compared with 26% a year ago.

•	Non-GAAP net loss was ($5.6) million as compared with net loss of ($9.0) million a year ago.

•	GAAP net income was $34.9 million as compared with ($27.8) million a year ago.

•	Non-GAAP loss per share was ($0.11) as compared with ($0.19) a year ago.

•	GAAP diluted income per share was $0.69 as compared with a ($0.58) loss per share a year ago.

•	$111 million net cash balance, as compared with $121 million last quarter primarily due to the Detectent acquisition.

“We are pleased with our strong Q1 results, demonstrating solid execution of our business model.” said Scott Lang, Chairman, President, and Chief Executive Officer. “Our proven benefits with leading customers have led to five high-profile international wins. Our advanced networking platform positions us to extend our market leadership in the Smart Grid and Smart Cities to the broader Internet-of-Things opportunity.”

Business Highlights (through May 7, 2015, unless otherwise stated):

•	Delivered another strong quarter of 40%-plus non-GAAP gross margin performance, due to strong growth in New Solutions and managed services and SaaS businesses, and reduced third-party content.

•	Entered Mexico with an Advanced Metering Infrastructure (AMI) win from CFE to deploy cabinet-based theft detection solutions to an initial deployment of 140,000 homes and businesses.

•	Selected by AusNet Services to support its AMI roll-out within its territory across Eastern Victoria.

•	Metrix selected Silver Spring technology to provide AMI services to TrustPower’s 225,000 retail customers.

•	The City of Paris has moved from a Smart City pilot to full-deployment of a Silver Spring network canopy to connect controllers for street and traffic lights across the city.

•	Selected for the “Bristol is Open” Smart City program in the UK for a city-wide network canopy to connect a variety of smart city sensors as part of the city’s project to create a “living innovation lab.”

•	Five of the top seven utilities in Fortune Magazine’s 2015 list of “Most Admired Electric and Gas Utilities” are Silver Spring customers.

•	20.8 million cumulative network endpoints delivered from inception through March 31, 2015, up 11% from a year ago.

Change in accounting estimate for GAAP revenue recognition

The first quarter 2015 GAAP results of $0.69 diluted earnings per share on $144 million of revenue included revenue of $112 million which otherwise would have been deferred before a change in accounting estimate of the impact of customer-specific acceptance criteria described below.

Based on the completion of analyses of historical experience for arrangements that contain customer-specific acceptance criteria, when initial acceptance criteria has been successfully achieved in a customer deployment, or when substantially similar acceptance criteria have been met in similar deployments, Silver Spring, in certain circumstances, will recognize GAAP revenue when goods and services have been delivered and all other revenue recognition criteria are met. In these circumstances, receipt of a customer’s acceptance is no longer considered necessary for GAAP revenue recognition. Silver Spring will continue to defer GAAP revenue until either substantially similar acceptance criteria have been met in similar deployments, or substantially similar acceptance criteria have been met in the initial area within the customer’s deployment.

This continues to be in accordance with Staff Accounting Bulletin No. 104, and was applied on a cumulative catch-up basis for existing customer arrangements, as well as prospectively for new customer arrangements, effective January 1, 2015. This did not impact non-GAAP financial results, other than a modest tax impact due to higher GAAP earnings. Silver Spring intends to continue to report both GAAP on non-GAAP revenue and operating results.

Conference Call

Silver Spring will host a conference call today at 1:30 pm PT (4:30 pm ET) to review its results for the first quarter ended March 31, 2015 and its outlook for the future. During the course of this call, Silver Spring may also disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live at 877-407-0832 (U.S.) or 201-689-8433 (International) or via webcast at http://ir.silverspringnet.com. A dial-in replay of the conference call will be available until May 25, 2015 and can be accessed at 877-660-6853 (domestic) or 201-612-7415 (international) passcode 13607731. An audio webcast replay of the conference call will be available for one year at http://ir.silverspringnet.com.

About Silver Spring Networks

Silver Spring Networks is a leading networking platform and solutions provider for smart energy networks. Silver Spring’s pioneering IPv6 networking platform, with over 20.5 million Silver Spring enabled devices delivered, is connecting utilities to homes and business throughout the world with the goal of achieving greater energy efficiency for the planet. Silver Spring’s innovative solutions enable utilities to gain operational efficiencies, improve grid reliability, and empower consumers to monitor and manage energy consumption. Silver Spring Networks’ customers include major utilities around the globe such as Baltimore Gas & Electric, CitiPower & Powercor, Commonwealth Edison, CPS Energy, Florida Power & Light, Jemena Electricity Networks Limited, Pacific Gas & Electric, Pepco Holdings, Progress Energy, and Singapore Power, among others. To learn more, please visit www.silverspringnet.com.

Non-GAAP and Other Financial Measures

Silver Spring believes that its results of operations under generally accepted accounting principles, or GAAP, when considered in isolation, may only provide limited insight into the performance of its business in any given period. As a result, Silver Spring manages its business, makes planning decisions, evaluates its performance and allocates resources by assessing non-GAAP measures such as non-GAAP revenue, recurring non-GAAP revenue, recurring non-GAAP revenue per endpoint, cost of non-GAAP revenue, non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP income (loss) per share, adjusted EBITDA, and total backlog, in addition to other financial measures presented in accordance with GAAP. Silver Spring believes that these non-GAAP and other financial measures offer valuable supplemental information regarding the performance of its business, and will help investors better understand the sales volumes, and gross margin and profitability trends, as well as the cash flow characteristics, of its business. The non-GAAP measures should not be considered in isolation from, are not a substitute for, and do not purport to be an alternative to, revenue, cost of revenue, gross profit (loss), gross margin, operating income (loss), net income (loss), income (loss) per share or any other performance measure derived in accordance with GAAP. Silver Spring may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Non-GAAP revenue represents amounts invoiced for products for which ownership, typically evidenced by title and risk of loss, has transferred or services that have been provided to the customer, and for which payment is expected to be made in accordance with normal payment terms. Non-GAAP revenue excludes amounts for undelivered products, services to be performed in the future, and amounts paid or payable to customers. Non-GAAP revenue is initially recorded as deferred revenue and is then recognized as revenue when all revenue recognition criteria has been met under Silver Spring’s accounting policies as described in Silver Spring’s filings with the Securities and Exchange Commission. Silver Spring reconciles revenue to non-GAAP revenue by adding revenue to the change in deferred revenue in a given period.

Recurring non-GAAP revenue is non-GAAP revenue from managed services and SaaS, as well as customer support and other service offerings. Recurring non-GAAP revenue is primarily recurring in nature and includes managed services, hosting and software maintenance, and support fees, as well as one-time managed services and SaaS set up fees. Customer support and other services are provided to customers outside of managed services and SaaS offerings, and are also recurring in nature. Silver Spring reconciles recurring GAAP revenue to recurring non-GAAP revenue by adding revenue to the change in deferred revenue in a given period.

Recurring non-GAAP revenue per endpoint represents a trailing twelve-month recurring non-GAAP revenue per cumulative endpoint shipped from inception to date.

Cost of non-GAAP revenue represents the cost associated with products and services that have been delivered to the customer, excluding stock-based compensation, amortization of intangibles and acquisition-related charges. Cost of product shipments for which revenue is not recognized in the period incurred is recorded as deferred cost of revenue. Deferred cost of revenue is expensed in the statement of operations as cost of revenue when the corresponding revenue is recognized. Costs related to services are expensed in the period incurred. Silver Spring reconcile cost of revenue to cost of non-GAAP revenue by adding cost of revenue and the change in deferred cost of revenue, less stock-based compensation, amortization of intangibles and acquisition-related charges, included in cost of revenue in a given period.

Non-GAAP gross profit (loss) is the difference between non-GAAP revenue and cost of non-GAAP revenue. Non-GAAP gross margin is non-GAAP gross profit (loss) as a percentage of non-GAAP revenue.

Non-GAAP operating income (loss) represents operating income (loss) adjusted for non-GAAP revenue and cost of non-GAAP revenue and excludes expenses related to the amortization of intangible assets, stock-based compensation, acquisition-related charges, restructuring and legal settlements.

Non-GAAP net income (loss) represents net income (loss) adjusted for changes in deferred revenue and deferred cost of revenue, and excludes expenses related to the amortization of intangible assets, stock-based compensation, acquisition-related charges, income tax benefit related to acquisitions, restructuring and legal settlements.

Non-GAAP income (loss) per share represents non-GAAP net income (loss) divided by weighted average shares outstanding for the period.

Adjusted EBITDA is net income (loss) adjusted for changes in deferred revenue and deferred cost of revenue, other (income) expense, net, (benefit) provision for income taxes, depreciation and amortization, stock-based compensation, acquisition-related charges, restructuring, legal settlements and certain other items management believes affect the comparability of operating results.

Total backlog represents future product and service billings that Silver Spring expects to generate pursuant to contracts entered into with its utility customers and meter manufacturers. Total backlog includes order backlog, which represents future billings for open purchase orders and other firm commitments.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in Silver Spring Networks’ business; the performance, capabilities and benefits of recently announced new product introductions; future growth; and future financial results. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Important factors that could cause results to differ materially from the statements herein include: timing around customer decisions and deployment pace; dependence on a limited number of customers and key suppliers; general economic risks; specific economic risks in different geographies and among different industries; failure to maintain or increase renewals and increase business from existing customers; uncertainties around continued success in sales growth and market share gains; lengthy sales cycles with no assurances that a prospective customer will select Silver Spring’s products and services; amounts included in backlog may not result in billings or revenue; adverse publicity about, or consumer or political opposition to, the smart grid; security breaches involving smart grid products or services; the ability to integrate technology into third-party devices and Silver Spring’s relationship with third-party manufacturers; execution and customer adoption risks related to new product introductions and innovation, including our new fifth generation networking platform and products; the ability to attract and retain personnel, including members of Silver Spring’s management team; changes in strategy; technological changes that make Silver Spring’s products and services less competitive; competition, particularly from larger companies with more resources than Silver Spring; international business uncertainties; the ability to acquire and integrate other businesses; and other risk factors set forth from time to time in Silver Spring’s filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov. All forward-looking statements in this press release reflect Silver

Spring’s expectations as of May 7, 2015. Silver Spring undertakes no obligation, and expressly disclaims any obligation, to update any forward-looking statements in this press release in light of new information or future events. In addition, the preliminary financial results set forth in this press release are estimates based on information currently available to Silver Spring.

For additional information, please contact:

Mark McKechnie

Investor Relations

650-839-4664

mmckechnie@silverspringnet.com

Noel Hartzell

Global Communications

650-839-4184

nhartzell@silverspringnet.com

SILVER SPRING NETWORKS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenue:
Product revenue	$105,035	$28,227
Service revenue	38,605	16,002

Net revenue	143,640	44,229
Cost of revenue:
Product cost of revenue	56,617	17,915
Service cost of revenue	15,568	14,870

Total cost of revenue	72,185	32,785
Gross profit	71,455	11,444
Operating expenses:
Research and development	15,694	17,725
Sales and marketing	9,297	9,223
General and administrative	12,129	11,667
Restructuring	194	—

Total operating expenses	37,314	38,615

Operating income (loss)	34,141	(27,171)
Other income (expense), net	288	(37)

Income (loss) before income taxes	34,429	(27,208)
Benefit (provision) for income taxes	476	(599)

Net income (loss)	$34,905	$(27,807)

Net income (loss) per share:
Basic	$0.71	$(0.58)

Diluted	$0.69	$(0.58)

Weighted average shares used to compute net income (loss) per share
Basic	49,306	47,693

Diluted	50,899	47,693

Non-GAAP results (in thousands, except per share data)

The following tables reconcile the Company’s net income (loss) and income (loss) per share as presented in its unaudited Condensed Consolidated Statements of Operations and prepared in accordance with GAAP to its non-GAAP net income (loss) and non-GAAP income (loss) per share.

	Three Months Ended March 31,
	2015	2014
Net income (loss)	$34,905	$(27,807)
Change in deferred revenue, net of foreign currency translation	(80,541)	27,621
Change in deferred cost of revenue, net of foreign currency translation	32,516	(20,257)
Amortization of intangibles	409	48
Stock-based compensation	7,023	11,432
Acquisition-related charges	735	—
Income tax benefit related to Detectent acquisition	(890)	—
Restructuring	194	—

Non-GAAP net loss	$(5,649)	$(8,963)

Non-GAAP net loss per share
Basic and Diluted	$(0.11)	$(0.19)

Weighted average shares used to compute Non-GAAP net loss per share
Basic and Diluted	49,306	47,693

SILVER SPRING NETWORKS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2015	December 31, 2014 (a)
ASSETS
Current assets:
Cash and cash equivalents	$50,695	$60,457
Short-term investments	60,520	60,339
Accounts receivable	47,921	54,740
Inventory	7,337	6,722
Deferred cost of revenue	188,310	29,585
Deferred tax assets	367	5,278
Prepaid expenses and other current assets	7,492	5,146

Total current assets	362,642	222,267
Property and equipment, net	12,598	12,860
Goodwill and intangible assets	15,997	8,221
Deferred cost of revenue, non-current	112,214	303,445
Deferred tax assets, non-current	20,874	354
Other long-term assets	3,887	1,047

Total assets	$528,212	$548,194

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$30,408	$27,530
Accrued liabilities	24,755	23,258
Deferred revenue	295,960	91,688
Current portion of capital lease obligations	897	1,163
Deferred tax liability	20,778	249

Total current liabilities	372,798	143,888
Deferred revenue, non-current	234,024	517,905
Deferred tax liability, non-current	17	5,146
Other liabilities	15,672	15,074

Total liabilities	622,511	682,013
Total stockholders’ deficit	(94,299)	(133,819)

Total liabilities and stockholders’ deficit	$528,212	$548,194

(a)	Derived from audited consolidated financial statements

SILVER SPRING NETWORKS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

	Three Months Ended March 31,
	2015	2014
OPERATING ACTIVITIES
Net income (loss)	$34,905	$(27,807)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred taxes	(890)	407
Depreciation and amortization	1,949	1,466
Stock-based compensation	7,023	11,432
Other non-cash adjustments	53	102
Changes in assets and liabilities:
Accounts receivable	7,301	8,301
Inventory	(604)	(509)
Prepaid expenses and other assets	(904)	(1,144)
Contingent consideration related to Detectent acquisition held in escrow	(4,000)	—
Deferred cost of revenue	32,516	(20,366)
Accounts payable	2,878	(3,124)
Customer deposits	(200)	107
Deferred revenue	(80,561)	27,675
Accrued and other liabilities	79	200

Net cash used in operating activities	(455)	(3,260)

INVESTING ACTIVITIES
Payments for business acquisition, net of cash and cash equivalents acquired	(7,098)	—
Proceeds from sales of available-for-sale investments	—	13,966
Proceeds from maturities of available-for-sale investments	4,000	4,500
Purchases of available-for-sale investments	(4,056)	(17,354)
Purchases of property and equipment	(1,374)	(1,742)

Net cash used in investing activities	(8,528)	(630)

FINANCING ACTIVITIES
Payments on capital lease obligations	(410)	(356)
Proceeds from issuance of common stock, net of repurchases	1,905	4,555
Taxes paid related to net share settlement of equity awards	(2,057)	(4,413)

Net cash used in financing activities	(562)	(214)

Effect of exchange rate changes on cash and cash equivalents	(217)	—
Net decrease in cash and cash equivalents	(9,762)	(4,104)
Cash and cash equivalents - beginning of period	60,457	82,596

Cash and cash equivalents - end of period	$50,695	$78,492

SILVER SPRING NETWORKS, INC.

UNAUDITED RECONCILIATION OF NET REVENUE BETWEEN GAAP AND NON-GAAP

(in thousands, except percentages)

TYPE	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	YoY% Change
GAAP net revenue:
Product net revenue	$28,227	$24,751	$16,321	$60,034	$105,035	272%
Service net revenue
Managed services and SaaS (a)	8,521	8,584	7,546	10,569	12,974	52%
Professional services	7,481	8,272	4,174	6,808	25,631	243%

Total service net revenue	16,002	16,856	11,720	17,377	38,605	141%

Total GAAP net revenue	$44,229	$41,607	$28,041	$77,411	$143,640	225%

% Product	64%	59%	58%	78%	73%
% Service	36%	41%	42%	22%	27%
Change in deferred net revenue:
Change in deferred product revenue	$24,006	$17,438	$33,238	$(9,991)	$(64,034)
Change in deferred service revenue:
Managed services and SaaS	2,014	2,326	3,960	984	(419)
Professional services	1,601	2,233	5,649	1,962	(16,088)

Total change in deferred service revenue	3,615	4,559	9,609	2,946	(16,507)

Total change in deferred revenue	$27,621	$21,997	$42,847	$(7,045)	$(80,541)
Non-GAAP revenue:
Product net revenue	$52,233	$42,189	$49,559	$50,043	$41,001	-22%
Service net revenue:
Managed services and SaaS (a)	10,535	10,910	11,506	11,553	12,555	19%
Professional services	9,082	10,505	9,823	8,770	9,543	5%

Total service net revenue	19,617	21,415	21,329	20,323	22,098	13%

Total non-GAAP net revenue	$71,850	$63,604	$70,888	$70,366	$63,099	-12%

% Product	73%	66%	70%	71%	65%
% Service	27%	34%	30%	29%	35%

RECURRING REVENUE PER ENDPOINT
Recurring GAAP revenue (TTM) (a)	64,935	35,391	32,987	35,220	39,673
Changes in deferred revenue, net of foreign currency translations	(24,699)	6,179	9,688	9,284	6,935

Recurring non-GAAP revenue (TTM) (a)	$40,236	$41,570	$42,675	$44,504	$46,608

Cumulative network endpoints delivered	18,710	19,081	19,714	20,266	20,814
Recurring GAAP revenue per endpoint delivered (a)	$3.47	$1.85	$1.67	$1.74	$1.91	-45%
Recurring non-GAAP revenue per endpoint delivered (a)	$2.15	$2.18	$2.16	$2.20	$2.24	4%

SOLUTION
GAAP net revenue
Advanced metering infrastructure	$40,023	$33,610	$21,417	$72,456	$112,865	182%
New solutions	4,206	7,997	6,624	4,955	30,775	632%

Total GAAP net revenue	$44,229	$41,607	$28,041	$77,411	$143,640	225%

% Advanced metering infrastructure	90%	81%	76%	94%	79%
% New solutions	10%	19%	24%	6%	21%
Change in deferred net revenue
Advanced metering infrastructure	$22,422	$16,691	$39,099	$(12,441)	$(64,828)
New solutions	5,199	5,306	3,748	5,396	(15,713)

Total change in deferred net revenue	$27,621	$21,997	$42,847	$(7,045)	$(80,541)
Non-GAAP net revenue
Advanced metering infrastructure	$62,445	$50,301	$60,516	$60,015	$48,037	-23%
New solutions	9,405	13,303	10,372	10,351	15,062	60%

Total Non-GAAP net revenue	$71,850	$63,604	$70,888	$70,366	$63,099	-12%

% Advanced metering infrastructure	87%	79%	85%	85%	76%
% New solutions	13%	21%	15%	15%	24%

GEOGRAPHY
GAAP net revenue
United States	$21,843	$34,251	$15,700	$30,017	$122,582	461%
International	22,386	7,356	12,341	47,394	21,058	-6%

Total GAAP net revenue	$44,229	$41,607	$28,041	$77,411	$143,640	225%

% United States	49%	82%	56%	39%	85%
% International	51%	18%	44%	61%	15%
Change in deferred net revenue
United States	$41,256	$22,799	$48,248	$29,176	$(66,533)
International	(13,635)	(802)	(5,401)	(36,221)	(14,008)

Total change in deferred net revenue	$27,621	$21,997	$42,847	$(7,045)	$(80,541)
Non-GAAP net revenue
United States	$63,099	$57,050	$63,948	$59,193	$56,049	-11%
International	8,751	6,554	6,940	11,173	7,050	-19%

Total non-GAAP net revenue	$71,850	$63,604	$70,888	$70,366	$63,099	-12%

% United States	88%	90%	90%	84%	89%
% International	12%	10%	10%	16%	11%

(a)	Certain amounts have been reclassified in 2014 from Professional services to Managed services and SaaS related to product support which is recurring in nature to conform to current period presentation.

SILVER SPRING NETWORKS, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands, except percentages and headcount)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	YoY% Change
CASH FLOW DATA
Operating cash flow	$(3,260)	$(3,395)	$(15,734)	$13,624	$(455)	88%
Operating cash flow - TTM	5,667	16,320	(20,545)	(8,765)	(5,960)	-204%
BALANCE SHEET DATA
Cash, cash equivalents and short-term investments	$140,495	$125,321	$110,466	120,796	111,215	-21%
Deferred net revenue
End of quarter	552,328	575,106	617,416	609,593	529,984
Less: Beginning of quarter	(524,653)	(552,328)	(575,106)	(617,416)	(609,593)
Foreign currency translation adjustment and other	(54)	(781)	537	778	(932)

Change in deferred net revenue, net of foreign currency translation and other	$27,621	$21,997	$42,847	$(7,045)	$(80,541)

Deferred cost of revenue
End of quarter	$296,489	$313,458	$338,633	333,030	300,524
Less: Beginning of quarter	(276,123)	(296,489)	(313,458)	(338,633)	(333,030)
Foreign currency translation adjustment	(109)	(168)	69	68	(10)

Change in deferred cost of revenue, net of foreign currency translation	$20,257	$16,801	$25,244	$(5,535)	$(32,516)

STOCK-BASED COMPENSATION
Cost of goods sold	$2,692	$1,930	$2,770	218	1,723	-36%
Research and development	3,155	2,695	3,042	785	2,180	-31%
Sales and marketing	2,045	1,754	1,783	479	1,238	-39%
General and administrative	3,540	3,183	2,881	909	1,882	-47%

	$11,432	$9,562	$10,476	$2,391	$7,023	-39%

EMPLOYEES	617	639	589	576	623	1%
HOMES & BUSINESSES
Cumulative network endpoints delivered*	18,710	19,081	19,714	20,266	20,814	11%

*	Endpoints refer to communication modules in electric meters

SILVER SPRING NETWORKS

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data and percentages)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	$44,229	$41,607	$28,041	$77,411	$143,640	225%
Change in deferred revenue, net of foreign currency translation	27,621	21,997	42,847	(7,045)	(80,541)

Non-GAAP net revenue	$71,850	$63,604	$70,888	$70,366	$63,099	-12%

Gross profit
GAAP gross profit	$11,444	$13,412	$1,303	$30,178	$71,455	524%
Change in deferred revenue, net of foreign currency translation	27,621	21,997	42,847	(7,045)	(80,541)
Change in deferred cost of revenue, net of foreign currency translation	(20,257)	(16,801)	(25,244)	5,535	32,516
Amortization of intangible assets	48	48	182	140	262
Stock-based compensation	2,692	1,930	2,770	218	1,723
Acquisition-related charges	—	—	—	—	11

Non-GAAP gross profit	$21,548	$20,586	$21,858	$29,026	$25,426	18%

GAAP gross margin % (as a % of GAAP net revenue)	26%	32%	5%	39%	50%
Non-GAAP gross margin % (as a % of non-GAAP net revenue)	30%	32%	31%	41%	40%
Operating income (loss)
GAAP operating income (loss)	$(27,171)	$(24,672)	$(37,420)	$1,392	$34,141	226%
Change in deferred revenue, net of foreign currency translation	27,621	21,997	42,847	(7,045)	(80,541)
Change in deferred cost of revenue, net of foreign currency translation	(20,257)	(16,801)	(25,244)	5,535	32,516
Amortization of intangible assets	48	48	299	219	409
Stock-based compensation	11,432	9,562	10,476	2,391	7,023
Acquisition-related charges (a)	—	—	—	—	735
Restructuring	—	—	1,888	(99)	194
Legal settlements	—	(100)	—	—	—

Non-GAAP operating income (loss)	$(8,327)	$(9,966)	$(7,154)	$2,393	$(5,523)	34%

GAAP operating margin % (as a % of GAAP revenue)	-61%	-59%	-133%	2%	24%
Non-GAAP operating margin % (as a % of non-GAAP net revenue)	-12%	-16%	-10%	3%	-9%
Adjusted EBITDA
GAAP net income (loss)	$(27,807)	$(24,591)	$(37,273)	$501	$34,905	226%
Change in deferred revenue, net of foreign currency translation	27,621	21,997	42,847	(7,045)	(80,541)
Change in deferred cost of revenue, net of foreign currency translation	(20,257)	(16,801)	(25,244)	5,535	32,516
Other (income) expense, net	37	(85)	(7)	(68)	(288)
(Benefit) provision for income taxes	599	4	(140)	959	(476)
Depreciation and amortization	1,466	1,467	1,771	1,763	1,949
Stock-based compensation	11,432	9,562	10,476	2,391	7,023
Acquisition-related charges	—	—	—	—	735
Restructuring	—	—	1,888	(99)	194
Legal settlements	—	(100)	—	—	—

Adjusted EBITDA	$(6,909)	$(8,547)	$(5,682)	$3,937	$(3,983)	42%

Net income (loss)
GAAP net income (loss)	$(27,807)	$(24,591)	$(37,273)	$501	$34,905	226%
Change in deferred revenue, net of foreign currency translation	27,621	21,997	42,847	(7,045)	(80,541)
Change in deferred cost of revenue, net of foreign currency translation	(20,257)	(16,801)	(25,244)	5,535	32,516
Amortization of intangible assets	48	48	299	219	409
Stock-based compensation	11,432	9,562	10,476	2,391	7,023
Acquisition-related charges	—	—	—	—	735
Income tax benefit related to Detectent acquisition	—	—	—	—	(890)
Restructuring	—	—	1,888	(99)	194
Legal settlements	—	(100)	—	—	—

Non-GAAP net income (loss)	$(8,963)	$(9,885)	$(7,007)	$1,502	$(5,649)	37%

GAAP net margin % (as a % of GAAP revenue)	-63%	-59%	-133%	1%	24%
Non-GAAP net margin % (as a % of non-GAAP net revenue)	-12%	-16%	-10%	2%	-9%

GAAP income (loss) per share
Basic	$(0.58)	$(0.51)	$(0.77)	$0.01	$0.71
Diluted	$(0.58)	$(0.51)	$(0.77)	$0.01	$0.69
Weighted average number of shares used in computation
Basic	47,693	48,315	48,551	48,929	49,306
Diluted	47,693	48,315	48,551	50,191	50,899

Non-GAAP income (loss) per share
Basic	$(0.19)	$(0.20)	$(0.14)	$0.03	$(0.11)
Diluted	$(0.19)	$(0.20)	$(0.14)	$0.03	$(0.11)
Weighted average number of shares used in computation
Basic	47,693	48,315	48,551	48,929	49,306
Diluted	47,693	48,315	48,551	50,191	49,306

(a)	Acquistion-related charges in 2014 were not included.